EXHIBIT 24
POWER OF ATTORNEY
      Each of the undersigned know by these presents, and hereby appoints each of Erik Olsson, Keith Sawottke and Kevin Groman, or each of them individually, with full power of substitution, as each of our true and lawful attorney-in-fact to:
(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer, Director, or Beneficial Owner (as such term is defined in the Securities Exchange Act of 1934) of RSC Holdings, Inc. (the "Company"), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (a "Section 16 Form") and a Form ID and any other form required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file the Section 16 Forms electronically (a "Form ID"), and together with the Section 16 Forms, a "Form");
(2) do and perform any and all acts for and on behalf of each of the undersigned, which may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of each of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, which remain solely those of each of the undersigned.
      Each of the undersigned shall indemnify, defend and hold harmless such attorney-in-fact to the fullest extent permitted by law from and against any and all expenses, costs, losses, claims, demands, damages or liabilities to which such attorney-in-fact may become subject as a result of, or arising from or in connection with the performance of any and every act and thing done in the exercise of any of the rights and powers herein granted, except in the event of the attorney-in-fact's bad faith or willful misconduct in such performance.
      This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required by law to file any Forms pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, with respect to each of the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.
      This Power of Attorney may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.
      IN WITNESS WHEREOF, each of the undersigned has each executed this Power of Attorney as of May 18, 2007.
 /s/ Donald Wagner

Name: Donald Wagner
2

Exhibit 24 - Wagner(v1).txt

Exhibit 24 - Wagner(v1).txt